Exhibit 99.1

Vicarious Surgical Announces President Transition to Board Member Role

WALTHAM, Mass.-- (BUSINESS WIRE) – March 24, 2025 – Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve lives by transforming robotic surgery, today announced that Company President, Randy Clark, will transition to Board Member, effective April 25, 2025, pending customary conflict checks.

As President, Mr. Clark directed critical business functions, including product development, operations, clinical regulatory, quality affairs, and human resources. He spearheaded the strategic development of Vicarious Surgical’s manufacturing capabilities, establishing key partnerships and strengthening the supply chain. Notably, he implemented key personnel realignment, streamlined business processes, and formalized workflows and standardized procedures in order to position the Company for its next phase of growth.

“Under Randy’s leadership as President, Vicarious Surgical has made significant strides in building a strong foundation for future growth,” said Adam Sachs, Co-founder and Chief Executive Officer. “We are incredibly grateful for his dedication and are delighted that he will continue to contribute his invaluable expertise and strategic vision as a member of our Board of Directors. This transition allows us to retain his insights while evolving our leadership structure to best serve the Company's strategic and capital needs.”

Mr. Clark stated, “I want to express my sincere gratitude to the Vicarious Surgical team and Board. I am incredibly proud of what we have accomplished together, and for that, Vicarious Surgical is now exceptionally well-positioned to execute its strategy and achieve its milestones. It's precisely because of this strong foundation that I feel comfortable transitioning to a new role, knowing I'll remain a part of the Vicarious Surgical journey, supporting the Company in a different capacity as we move forward.”

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next-generation robotics company, developing a unique disruptive technology with the multiple goals of substantially increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to virtually transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the ability to maintain the listing of Vicarious Surgical’s Class A common stock on the New York Stock Exchange; the approval, commercialization and adoption of Vicarious Surgical’s initial product candidates and the success of its single-port surgical robot, called the Vicarious Surgical System, and any of its future product candidates and service offerings; changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s product candidates and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious Surgical System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical System; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing; the size and growth potential of the markets for Vicarious Surgical’s product candidates and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s product candidates and services and reimbursement for medical procedures conducted using its product candidates and services; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; Vicarious Surgical’s financial performance; economic downturns, political and market conditions and their potential to adversely affect Vicarious Surgical’s business, financial condition and results of operations; Vicarious Surgical’s intellectual property rights and its ability to protect or enforce those rights, and the impact on its business, results and financial condition if it is unsuccessful in doing so; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact

Kaitlyn Brosco

Vicarious Surgical

Kbrosco@vicarioussurgical.com

Media Inquiries

media@vicarioussurgical.com